UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________

FORM 8-K

__________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d ) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 19, 2006	0-7928
Date of Report (Date of earliest event reported)	Commission File Number
(Exact name of registrant as specified in its charter)
Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)
(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On September 19, 2006, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (the “Company”), approved fiscal 2006 bonus awards for certain named executive officers (the “Named Executive Officers”) in the Company’s most recent Proxy Statement.

In the case of Fred Kornberg, the Company’s Chairman of the Board, Chief Executive Officer and President, the Committee awarded a total cash bonus of $2,597,219. In the case of Robert G. Rouse, the Company’s Executive Vice President and Chief Operating Officer, the Committee awarded a total cash bonus of $1,113,094. Both cash bonus awards were based, in part, on the discretionary authority of the Committee, as provided for in Messrs. Kornberg and Rouse’s respective employment agreements.

The fiscal 2006 bonus awards for the remaining Named Executive Officers are as set forth in the table below:

Fiscal 2006 Bonuses

Robert L. McCollum	$ 750,000
Richard L. Burt	285,000
Michael D. Porcelain	280,000

Item 5.02(b)	Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

On September 19, 2006, Dr. George Bugliarello, a director of the Company since 1977, notified the Company that he will not stand for re-election as a director at the 2006 Annual Meeting of Stockholders. He is currently President Emeritus and University Professor at Polytechnic University. He was previously the Chancellor of the University from 1994 to 2003 and President of the University from 1973 to 1994.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated:	September 20, 2006
By:	/s/ Michael D. Porcelain Name: Michael D. Porcelain Title: Senior Vice President and Chief Financial Officer